THE HAIN CELESTIAL GROUP



Contacts:  Ira Lamel, CFO                        David Lilly / Jeremy Fielding
           The Hain Celestial Group, Inc.        Kekst and Company
           631-730-2200                          212-521-4800


FOR IMMEDIATE RELEASE:


                     HAIN CELESTIAL DIRECTOR TO LEAVE BOARD


MELVILLE, N.Y., March 8, 2004 - The Hain Celestial Group (NASDAQ: HAIN) announced today that James S. Gold has decided to leave the Company's Board of Directors, effective immediately.

"I would like to thank Jim for the contributions he has made over the years to The Hain Celestial Group," said Irwin D. Simon, Chairman, President and Chief Executive Officer.

About The Hain Celestial Group

The Hain Celestial Group, headquartered in Melville, NY, is a natural, specialty and snack food company. The Company is a leader in 13 of the top 15 natural food categories, with such well-known natural food brands as Celestial Seasonings(R) teas, Walnut Acres(R), Hain Pure Foods(R), Westbrae(R), Westsoy(R), Rice Dream(R), Soy Dream(R), Imagine(R), Arrowhead Mills(R), Health Valley(R), Breadshop's(R), Casbah(R), Garden of Eatin(R), Terra Chips(R), Yves Veggie Cuisine(R), The Good Dog(R), The Good Slice(R), DeBoles(R), Lima(R), Biomarche(R), Grains Noirs(R), Milkfree(R), Earth's Best(R), and Nile Spice. The Company's principal specialty product lines include Hollywood(R) cooking oils, Estee(R) sugar-free products, Kineret(R) kosher foods, Boston Better Snacks(R), and Alba Foods(R). The Hain Celestial Group's website can be found at www.hain-celestial.com.

                                      # # #